                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     PIXAR
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [PIXAR LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 2001

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Pixar, a California corporation, will be held on Friday, September 14, 2001 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, for the following purposes:

          1. To re-elect eight directors to serve for the ensuing year or until their successors are duly elected and qualified.

          2. To approve an amendment to Pixar's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares.

          3. To ratify the appointment of KPMG LLP as independent auditors of Pixar for the fiscal year ending December 29, 2001.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only holders of record of Pixar's common stock at the close of business on August 10, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ ANN MATHER
                                          Ann Mather
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Emeryville, California
August 22, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                     PIXAR
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Pixar, a California corporation, for use at Pixar's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, September 14, 2001 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103. Pixar's headquarters are located at 1200 Park Avenue, Emeryville, California 94608, and the telephone number at that location is (510) 752-3000.

     This Proxy Statement and the enclosed proxy card, together with Pixar's 2000 Annual Report to shareholders, were mailed on or about August 22, 2001 to all shareholders entitled to vote at the Annual Meeting.

     Pixar's 2000 fiscal year began on January 2, 2000 and ended on December 30, 2000. All references in this Proxy Statement to fiscal 2000 refer to the period from January 2, 2000 through December 30, 2000.

RECORD DATE

     Only holders of record of Pixar's common stock, no par value (the "Common Stock"), at the close of business on August 10, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 48,326,859 shares of Pixar's Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Pixar's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

PROXIES; REVOCABILITY OF PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Pixar does not currently anticipate that any other matters will be raised at the Annual Meeting.

     A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Pixar's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by Pixar. Pixar may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Pixar's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Pixar intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Any proposal of a shareholder of Pixar which is intended to be presented by such shareholder at Pixar's Annual Meeting of Shareholders in 2002 must be received by Pixar no later than January 15, 2002 in order for such proposal to be considered for inclusion in Pixar's proxy statement and form of proxy relating to such meeting.

     The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Pixar's Annual Meeting of Shareholders in 2002, and the shareholder does not give appropriate notice to Pixar on or before March 31, 2002, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pixar's current Bylaws authorize a range of six to eleven directors, currently set at eight, to serve on Pixar's Board of Directors. A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Pixar's eight nominees named below, all of whom are presently directors of Pixar. In the event that any nominee of Pixar is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

     The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pixar.

                NAME                   AGE(1)            POSITION WITH PIXAR
                ----                   ------            -------------------
Steve Jobs...........................    46      Chairman and Chief Executive Officer
Edwin E. Catmull.....................    56      Director and President
Jill E. Barad........................    50      Director
Skip M. Brittenham...................    59      Director
Joseph A. Graziano...................    57      Director
Lawrence B. Levy.....................    42      Director
Joe Roth.............................    53      Director
Larry W. Sonsini.....................    60      Director

---------------
(1) As of July 31, 2001.

     Mr. Jobs co-founded Pixar in 1986 and has served as its Chief Executive Officer and a Director since then. In addition, Mr. Jobs is the Chief Executive Officer and a Director of Apple. Mr. Jobs also serves as a Director of Gap, Inc.

     Dr. Catmull is a co-founder of Pixar and in January 2001 was promoted to President of Pixar. Dr. Catmull had previously served as Executive Vice President and Chief Technical Officer since June 1995. From March 1991 to February 1995, he served as President, from November 1988 to March 1991 he served as Chairman and from February 1986 to November 1988 he served as President. Prior to joining Pixar, he was Vice President of the Computer Division of Lucasfilm. In March 2001, Dr. Catmull, along with two other Pixar employees, received an Oscar(R) from the Academy of Motion Picture Arts and Sciences for Scientific and Technical Achievement for his work in developing our RenderMan(R) software. Dr. Catmull received the Scientific and Engineering Award from The Academy of Motion Picture Arts and Sciences in 1992 and also received the SIGGRAPH Coons Award for lifetime contributions in 1993. Dr. Catmull was inducted into the National Academy of Engineering in 2000 and is a member of the Scientific and Technical Awards Committee of The Academy of Motion Picture Arts and Sciences. Dr. Catmull received B.S. degrees in computer science and physics and a Ph.D. in computer science from the University of Utah.

     Ms. Barad has served as a director of Pixar since July 1997. She was formerly the Chairman and Chief Executive Officer of Mattel, Inc. from January 1998 to February 2000. From January 1997 to December 1997, she was President and Chief Executive Officer of Mattel, Inc., and from July 1992 until December 1996, she was President and Chief Operating Officer. Ms. Barad also serves as a director of Leap Wireless International, Inc.

     Mr. Brittenham has served as a director of Pixar since August 1995. He is a senior partner with the law firm of Ziffren, Brittenham, Branca & Fischer, an entertainment law firm, founded in 1978. Mr. Brittenham currently serves on the board of, or is a trustee of, numerous charitable organizations, including Conservation International, KCET, the Environmental Media Association and the Alternative Medical AIDS Foundation. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Los Angeles.

     Mr. Graziano has served as a director of Pixar since August 1995. From June 1989 to December 1995, he was the Executive Vice President and Chief Financial Officer of Apple and was a member of the Board of Directors of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. and from October 1981 to May 1985 as Chief Financial Officer of Apple. Mr. Graziano also serves as a director of Carrier Access Corporation and Packeteer, Inc. Mr. Graziano received a B.S. in accounting from Merrimack College and is a certified public accountant.

     Mr. Levy has served as a director of Pixar since April 1999. From June 2000 to December 2000, Mr. Levy was President and Chief Executive Officer and a director of Shockwave.com. Mr. Levy served as Executive Vice President and Chief Financial Officer of Pixar from February 1995 to March 1999, and as Secretary of Pixar from October 1995 to March 1999. Prior to joining Pixar, he was Vice Chairman and Chief

Financial Officer of Electronics for Imaging, Inc. (EFI), a provider of hardware products for the digital color imaging market. Prior to his tenure at EFI, he was head of the Technology Licensing and Distribution Department at the law firm of Wilson Sonsini Goodrich and Rosati. Mr. Levy received a B.S. in business and accounting from Indiana University and a J.D. from Harvard Law School.

     Mr. Roth has served as a director of Pixar since October 2000. Mr. Roth formed Revolution Studios, an independent movie studio, in January 2000. From April 1996 to January 2000, Mr. Roth was the Chairman of Walt Disney Studios. From August 1994 to April 1996, Mr. Roth was Chairman of the Walt Disney Motion Pictures Group. From 1992 to 1994 he ran Caravan Pictures for Disney. From July 1989 to November 1992, Mr. Roth served as Chairman of 20th Century Fox. Prior to Fox, Roth was an independent producer/director and co-founded Morgan Creek Pictures. Mr. Roth received a BA from Boston University.

     Mr. Sonsini has served as a director of Pixar since April 1995 and served as Secretary from April 1995 to October 1995. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as Chairman and Chief Executive Officer. Mr. Sonsini also serves as a director of Brocade, Inc., Commerce One, Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic Corporation, Novell, Inc. and TIBCO Software, Inc., as well as several private companies. Mr. Sonsini also serves as a member of the Board of Directors of the New York Stock Exchange. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of two meetings (including regularly scheduled and special meetings) during fiscal 2000 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served, except for Larry Sonsini.

     The Board of Directors of Pixar has two standing committees which were established in October 1995: an Audit Committee and a Compensation Committee. Pixar has no nominating committee or a committee performing a similar function.

     The Audit Committee, which currently consists of Messrs. Brittenham, Graziano and Sonsini, is responsible for (i) recommending engagement of Pixar's independent auditors, (ii) approving the services performed by such auditors,
(iii) consulting with such auditors and reviewing with them the results of their reviews and audits, (iv) reviewing and approving any material accounting policy changes affecting Pixar's operating results, (v) reviewing Pixar's control procedures and personnel, and (vi) reviewing and evaluating Pixar's accounting principles and its system of internal accounting controls. During fiscal 2000, Mr. Brittenham was an alternate member of the Audit Committee and would have served if another member was unable to attend a committee meeting. Mr. Brittenham became a member of the Audit Committee in June 2001. The Audit Committee held one meeting during fiscal 2000.

     The Compensation Committee, which currently consists of Ms. Barad and Mr. Graziano, is responsible for (i) reviewing and approving the compensation and benefits for Pixar's officers and other employees, (ii) administering Pixar's stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 2000, but Pixar's Board of Directors performed similar functions during fiscal 2000.

DIRECTOR COMPENSATION

     Directors who are not employees of Pixar receive a fee of $1,000 for each meeting attended of the Board of Directors and a fee of $1,000 for each meeting attended of a committee of the Board of Directors if such committee meeting is not held in conjunction with a meeting of the Board of Directors. All directors are reimbursed for expenses incurred in attending such meetings.

     Non-employee directors are eligible to receive option grants pursuant to Pixar's 1995 Director Option Plan (the "Director Plan") which was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. A total of 200,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of July 31, 2001 a total of 20,000 shares remained available for future grant under the Director Plan.

     The Director Plan provides for an automatic grant of an option to purchase 30,000 shares of Common Stock (the "First Option") to each non-employee director who first becomes a non-employee director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the Director Plan on the date on which such person first becomes a non-employee director. Beginning on the third anniversary of the date he or she became an outside director, each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock (a "Subsequent Option") each year on the date of such anniversary, provided he or she is then a non-employee director. Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. First Options and each Subsequent Option will have a term of 10 years. One-third of the shares subject to a First Option will vest one year after its date of grant and an additional one-third will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant, provided that the optionee continues to serve as a director on such date. The exercise prices of the First Option and each Subsequent Option will be 100% of the fair market value per share of Pixar's Common Stock on the date of the grant of the option.

     Mr. Roth was granted a First Option in October 2000 at an exercise price of $29.63 per share. Ms. Barad was granted a Subsequent Option in July 2000 at an exercise price of $35.00 per share. Mr. Sonsini was granted a Subsequent Option in April 2000 at an exercise price of $39.38 per share. Messrs. Brittenham and Graziano were each granted Subsequent Options in August 2000 at an exercise price of $32.00 per share. Mr. Roth and Mr. Levy, non-employee directors of Pixar, will be eligible for Subsequent Options under the Director Plan on the third anniversary of the dates they became non-employee directors. Messrs. Sonsini, Brittenham and Graziano and Ms. Barad, also non-employee directors, are eligible for Subsequent Options each year on the anniversary of the dates they became directors.

REQUIRED VOTE

     The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                APPROVAL OF AMENDMENT TO PIXAR'S 1995 STOCK PLAN

GENERAL

     Pixar's 1995 Stock Plan was adopted by the Board of Directors and approved by the shareholders in May 1995 and provides for the granting to employees (including employee directors and officers) of Pixar of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options and stock purchase rights to employees and consultants of Pixar. A total of 23,320,167 shares of Common Stock has been reserved for issuance by the shareholders under the 1995 Stock Plan. The number of shares of Common Stock available for issuance under the 1995 Stock Plan is automatically increased on the first day of each calendar year by an amount equal to three percent of the number of shares of Common Stock outstanding on such date. As of July 31, 2001 a total of 1,144,493 shares remained available for future grant under the 1995 Stock Plan.

PROPOSAL

     In December 2000, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1995 Stock Plan to increase the number of shares reserved for issuance by an additional 750,000 shares of Common Stock, for an aggregate of 24,070,167 shares reserved for issuance thereunder. This amendment will enable Pixar to continue to grant options to eligible employees and consultants under the terms and conditions of the 1995 Stock Plan.

     The Board of Directors believes that the approval of the amendment to the 1995 Stock Plan is in the best interests of Pixar and its shareholders, as the availability of an adequate number of shares for issuance under the 1995 Stock Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of Pixar.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the 1995 Stock Plan.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1995 STOCK PLAN.

SUMMARY OF 1995 STOCK PLAN

     The following summary of the 1995 Stock Plan is qualified in its entirety by the specific language of the 1995 Stock Plan.

     Purposes. The purposes of the 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of Pixar, and to promote the success of Pixar's business.

     Administration. The 1995 Stock Plan may be administered by the Board or a committee of the Board (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws. Subject to the other provisions of the 1995 Stock Plan, the Administrator has the power to determine the employees and consultants to whom options and stock purchase rights may be granted, the number of shares subject to the option or stock purchase right and the exercisability thereof. The Administrator also has the power to reprice options if the exercise price of outstanding options exceeds the fair market value of Pixar's Common Stock.

     Eligibility; Limitations. The 1995 Stock Plan provides that nonstatutory stock options may be granted to employees and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option or stock purchase right may, if he or she is otherwise eligible, be granted additional options or stock purchase rights.

     Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of Pixar. To maximize Pixar's deduction attributable to options granted to such persons, the 1995 Stock Plan provides that no employee may be granted, in any fiscal year, options and stock purchase rights to purchase more than 3,000,000 shares of Common Stock.

     Terms and Conditions of Options. Each option granted under the 1995 Stock Plan is evidenced by a written stock option agreement between the optionee and Pixar and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to any person possessing more than 10% of the voting power of all classes of stock of Pixar (a "10% Shareholder")) of the fair market value of the Common Stock on the date the option is granted. For so long as Pixar's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant as quoted on such system.

          (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the 1995 Stock Plan to date generally become exercisable over four years and have a 10-year term. The maximum term of an option granted to a 10% Shareholder is five years. Options granted prior to January 1, 1998 generally vest at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48 at the end of each month thereafter. Options granted after January 1, 1998 generally vest at a rate of one-fourth of the shares subject to the options at the end of each year from the date of grant. An option is exercised by giving written notice of exercise to Pixar, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to Pixar.

          (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of Pixar's Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the stock option agreement.

          (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option within such period of time as is specified in such optionee's stock option agreement but only to the extent that the optionee was entitled to exercise the option at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement). Options granted under the 1995 Stock Plan to date have generally provided that optionees may exercise their options within 30 days from the date of termination of employment (other than for death or disability).

          (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within 12 months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

          (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within 12 months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

          (g) Term of Options. The term of each option is the term stated in the stock option agreement; provided, however, that the term may not exceed 10 years from the date of grant. In the case of an incentive stock option granted to a 10% Shareholder, the term may not exceed five years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (h) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

          (i) Value Limitation. If the aggregate fair market value (as determined on date of grant) of all shares of Common Stock subject to an optionee's incentive stock option, which are exercisable for the first time during any calendar year, exceeds $100,000, the excess options shall be treated as nonstatutory options.

          (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Stock Plan as may be determined by the Administrator.

     Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than 30 days from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between Pixar and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give Pixar a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Pixar for any reason (including death and disability). The purchase price for any shares repurchased by Pixar shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of Pixar by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or other similar change in the capital structure of Pixar, an appropriate adjustment shall be made by the Administrator in the following: (i) the number of shares of Common Stock subject to the 1995 Stock Plan, (ii) the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1995 Stock Plan, and (iii) the exercise price of any such outstanding option or stock purchase right. The determination of the Administrator as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of Pixar, the Board will notify the holders of options or stock purchase rights at least 15 days prior to such action and all outstanding options and stock purchase rights will terminate immediately prior to the consummation of such proposed action.

     Notwithstanding the above, in the event of a merger of Pixar with or into another corporation or the sale of substantially all of the assets of Pixar, the 1995 Stock Plan requires that each outstanding option and stock purchase right be assumed or an equivalent option or stock purchase right be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume or substitute the then outstanding options or stock purchase rights, the 1995 Stock Plan provides for the full acceleration of the exercisability of all outstanding options and stock purchase rights for a period of 15 days from the date of notice of acceleration to the holder and all options or stock purchase rights will terminate upon the expiration of such period.

     Amendment and Termination of the 1995 Stock Plan. The Board may at any time amend, alter, suspend or terminate the 1995 Stock Plan. Pixar shall obtain shareholder approval of any amendment to the 1995 Stock Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the 1995 Stock Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1995 Stock Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and Pixar, which agreement must be in writing and signed by the optionee and Pixar. In any event, the 1995 Stock Plan shall terminate in May 2005. Any options outstanding under the 1995 Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of Pixar. Pixar is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Pixar is subject to tax withholding by Pixar. Pixar is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to Pixar's right to repurchase the stock upon the purchaser's termination of employment with Pixar. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Pixar. Different rules may apply if the purchaser is also an officer, director, or 10% Shareholder of Pixar.

     The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and Pixar with respect to the grant and exercise of options and stock purchase rights under the 1995 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

PARTICIPATION IN THE 1995 STOCK PLAN IN FISCAL 2000

     The grant of options under the 1995 Stock Plan to employees, including the Named Officers (as defined under "Executive Officer Compensation"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 1995 Stock Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the 1995 Stock Plan. The following table sets forth information with respect to the grant of options pursuant to the 1995 Stock Plan to the Named Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING    EXERCISE PRICE
              NAME OF INDIVIDUAL AND POSITION                    OPTIONS GRANTED       ($ PER SHARE)
              -------------------------------                 ---------------------    --------------
Steve Jobs..................................................               --                  --
  Chairman, Chief Executive Officer
Edwin E. Catmull............................................          500,000              $26.50
  President
Ann Mather..................................................               --                  --
  Executive Vice President, Chief Financial Officer and
     Secretary
John Lasseter...............................................        1,000,000               26.50
  Executive Vice President, Creative Development
Sarah McArthur..............................................               --                  --
  Executive Vice President, Production
All current executive officers as a group (5 persons).......        1,500,000               26.50
All other employees as a group..............................        3,854,584               28.72(1)

---------------
(1) Represents a weighted average per share exercise price.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the financial statements of Pixar for the fiscal year ending December 29, 2001. KPMG LLP has audited Pixar's financial statements since Pixar's inception. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of Pixar's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the shareholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS PIXAR'S INDEPENDENT AUDITORS.

FEE DISCLOSURE

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $215,500.

     Financial Information Systems Design and Implementation Fees. No fees were billed by KPMG LLP for professional services rendered for information technology services design and implementation for the year ended December 30, 2000.

     All Other Fees. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than for services described above, for the year ended December 30, 2000 were approximately $255,000. These other services consisted of tax related services, tax compliance, tax research, review of the Securities and Exchange Commission registration statements, and consultations on accounting and tax matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of Pixar as of July 31, 2001 for the following: (i) each person who is known by Pixar to own beneficially more than 5% of the outstanding shares of Pixar's Common Stock; (ii) each of Pixar's directors; (iii) each of the Named Officers (as defined in "Executive Officer Compensation"); and (iv) all directors and executive officers of Pixar as a group.

                                                              NUMBER OF     PERCENT OF
                  NAME OF BENEFICIAL OWNER                    SHARES(1)      TOTAL(1)
                  ------------------------                    ----------    ----------
Steve Jobs..................................................  30,000,001       62.1%
  c/o Pixar
  1200 Park Avenue
  Emeryville, CA 94608
The TCW Group, Inc.(2)......................................   5,168,883       10.7
  865 South Figueroa Street
  Los Angeles, CA 90017
Disney Enterprises, Inc.(3).................................   2,500,100        5.0
  500 South Buena Vista Street
  Burbank, CA 91521
John Lasseter(4)............................................     811,303        1.7
Edwin E. Catmull............................................     377,800          *
Sarah McArthur(5)...........................................     100,000          *
Ann Mather(6)...............................................     250,000          *
Lawrence B. Levy............................................      75,900          *
Larry W. Sonsini(7).........................................      34,528          *
Skip M. Brittenham(8).......................................      60,000          *
Joseph A. Graziano(9).......................................      60,000          *
Jill E. Barad(10)...........................................      41,000          *
Joe Roth....................................................           0          *
All directors and executive officers as a group (11
  persons)(11)..............................................  31,810,532       64.5

---------------
  *  Represents less than 1% of the total.

 (1) Based on 48,308,317 shares outstanding on July 31, 2001. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 31, 2001 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) As indicated in the Schedule 13G filed by The TCW Group, Inc. pursuant to the Exchange Act on February 14, 2001.

 (3) As indicated in the Schedule 13D filed by Disney Enterprises, Inc. pursuant to the Exchange Act on April 18, 1997. Includes 1,500,000 shares issuable upon exercise of warrants.

 (4) Includes 465,003 shares subject to options that are exercisable within 60 days of July 31, 2001.

 (5) Includes 100,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

 (6) Includes 250,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

 (7) Includes 30,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

 (8) Includes 60,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

 (9) Includes 60,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

(10) Includes 40,000 shares subject to options that are exercisable within 60 days of July 31, 2001.

(11) Includes 1,005,003 shares subject to options that are exercisable within 60 days of July 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires Pixar's executive officers, directors and persons who own more than 10% of Pixar's Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish Pixar with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by Pixar and written representations from certain reporting persons that no Forms 5 were required for such persons, Pixar believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with, except that a Form 5 for John Lasseter reporting an option granted in fiscal 2000 was filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Pixar's Compensation Committee was formed in October 1995 and is currently composed of Ms. Barad and Mr. Graziano. No interlocking relationship exists between any member of Pixar's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pixar.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the five most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the "Named Officers"), information concerning compensation paid for services to Pixar in all capacities during the last three fiscal years.

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                             ANNUAL COMPENSATION       SECURITIES
                                                           -----------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION             YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)
           ---------------------------             ----    ----------    ---------    ------------
Steve Jobs.......................................  2000     $     52     $     --             --
  Chairman, Chief Executive Officer                1999           52           --             --
                                                   1998           50           --             --
Edwin E. Catmull.................................  2000      392,793           --        500,000
  President                                        1999      322,596       54,167             --
                                                   1998      295,846           --             --
Ann Mather.......................................  2000      400,005           --             --
  Executive Vice President, Chief Financial
  Officer                                          1999      124,617(1)   203,600        500,000
  and Secretary                                    1998          N/A          N/A            N/A
John Lasseter....................................  2000      879,567      600,000      1,000,000
  Executive Vice President, Creative Development   1999      806,726      900,000             --
                                                   1998      769,315      250,000             --
Sarah McArthur...................................  2000      392,793           --             --
  Executive Vice President, Production             1999      322,596       54,167             --
                                                   1998      300,000           --        200,000

---------------
(1) Ms. Mather joined Pixar in September 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, as to each of the Named Officers, information concerning stock options granted during fiscal 2000.

                          OPTION GRANTS IN FISCAL 2000

                                                  INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                 ---------------------------------------------------       VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                                  ANNUAL RATES OF
                                 SECURITIES      OPTIONS                               STOCK PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO     EXERCISE                   FOR OPTION TERM(4)
                                  OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   -------------------------
             NAME                GRANTED(1)   FISCAL YEAR(2)    ($/SH)     DATE(3)         5%            10%
             ----                ----------   --------------   --------   ----------   -----------   -----------
Steve Jobs.....................         --           --%        $   --          --     $        --   $        --
Edwin E. Catmull...............    500,000(5)      9.34          26.50     12/6/10       8,332,854    21,117,088
Ann Mather.....................         --           --             --          --              --            --
John Lasseter..................  1,000,000(6)     18.68          26.50     12/6/10      16,665,708    42,234,175
Sarah McArthur.................         --           --             --          --              --            --

---------------
(1) All options in this table were granted under the 1995 Stock Plan and have exercise prices equal to the fair market value on the date of grant.

(2) Pixar granted options for 5,354,584 shares of Common Stock to employees in fiscal 2000.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of Pixar.

(4) The 5% and 10% assumed rates of appreciation are provided in accordance with rules of the SEC and do not represent Pixar's estimate or projection of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to date.

(5) This option is a nonstatutory stock option, which vests over a four-year period at the rate of one-fourth at the end of each year from the vesting start date.

(6) This option is a nonstatutory stock option, which vests on an equal monthly basis over a ten-year period, except for options that vest on the last month will vest on the penultimate month of this ten-year period.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during fiscal 2000, and the number of shares subject to both exercisable and unexercisable stock options as of December 30, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pixar's Common Stock as of December 30, 2000.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              SHARES                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED       VALUE      OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END($)(1)
                                ON         REALIZED    ---------------------------   ---------------------------
           NAME             EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
Steve Jobs................        --      $       --          --              --     $       --     $       --
Edwin E. Catmull..........    66,667       1,753,342          --         500,000             --      1,750,000
Ann Mather................        --              --     125,000         375,000             --             --
John Lasseter.............        --              --     384,792       1,005,208      9,798,698      3,582,677
Sarah McArthur............        --              --     104,167         220,833      1,796,881      2,084,369

---------------
(1) Market value of underlying securities based on the closing price of Pixar's Common Stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $30.00 minus the exercise price.

EMPLOYMENT AGREEMENTS

     In March 2001, we entered into an employment agreement with John Lasseter (the "Employment Agreement"), which has a term of 10 years. The Employment Agreement supercedes our prior employment agreement with Mr. Lasseter, which was entered into in February 1997. Pursuant to the Employment Agreement, Mr. Lasseter received a signing bonus of $4,940,000. The Employment Agreement also provides for a current annual salary of $2,500,000 with 5% annual increases. In connection with the Employment Agreement, Mr. Lasseter was previously granted an option to purchase 1,000,000 shares of our common stock at the fair market value on the date of such grant. The option vests on an equal monthly basis over the ten-year term of the agreement, except for options that vest on the last month will vest on the penultimate month of this ten-year period. Under the Employment Agreement, Mr. Lasseter will direct three Feature Films (a Feature Film is defined as a feature-length animated motion picture) and he has the option to direct certain sequels to Feature Films he has directed if we elect to produce such sequels within 12 years of the initial release of the applicable Feature Film. In addition, at our request, Mr. Lasseter will provide writing services and supervisory services to create stories, treatments and screenplays for Feature Films, and Mr. Lasseter will also provide executive producing services on Feature Films, made-for-home videos and short-subject motion pictures that Mr. Lasseter does not direct. During the term of the Employment Agreement, Mr. Lasseter is prohibited from accepting other employment and from becoming financially interested or associated with any entity engaged in a related or competitive business. We can terminate the Employment Agreement at any time for any reason. However, if we terminate Mr. Lasseter's employment without cause, we must (1) pay an amount equal to 75% of the balance of the salary Mr. Lasseter would have earned through the remainder of the term of the Employment Agreement and (2) accelerate the unvested portion of Mr. Lasseter's option so that the option would be exercisable in full. In addition, Mr. Lasseter would be able to accept employment with any third party.

                              CERTAIN TRANSACTIONS

     Pixar has engaged the law firm of Ziffren, Brittenham, Branca & Fischer ("ZBB&F") to handle certain matters. Skip M. Brittenham, a director of Pixar, is a senior partner of the firm. Pixar has also engaged the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR") to handle certain legal matters. Larry W. Sonsini, a director of Pixar, is Chairman and Chief Executive Officer of the firm. Payments by Pixar to each of ZBB&F and WSGR did not exceed five percent of either law firm's respective gross revenues in the last fiscal year of either such firm.

     Pixar believes that all of the transactions set forth above were made on terms no less favorable to Pixar than could have been obtained from unaffiliated third parties. All future transactions, including loans, between Pixar and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to Pixar than could be obtained from unaffiliated third parties.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The primary role of the Audit Committee is to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process. The Board of Directors has determined that each member of the Audit Committee is "independent" as required by the listing standards of the Nasdaq National Market. The Board of Directors has adopted a written charter of the Audit Committee, a copy of which is included in this Proxy Statement as Appendix A. In the performance of its oversight function, the Audit Committee has:

     - reviewed and discussed the audited financial statements with management;

     - discussed with KPMG LLP, its independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

     - received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect;

     - considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence and has discussed with KPMG LLP the auditor's independence.

     Based upon the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Joseph A. Graziano
                                          Larry W. Sonsini

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") was formed in October 1995 and is responsible for reviewing the compensation and benefits for Pixar's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers Pixar's stock option plans and makes grants to executive officers under the 1995 Stock Plan.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is to provide cash and equity incentives to Pixar's executive officers and other employees to attract personnel of the highest caliber in order to maintain Pixar's competitive position. The goals of the Committee are to:

     - attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Pixar

     - align the compensation of executive officers with business objectives and performance

     - align incentives for executive officers with the interests of shareholders in maximizing value

     Pixar currently intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code.

ELEMENTS OF COMPENSATION

     The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

     Base Compensation is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. Mr. Lasseter is compensated pursuant to an employment agreement. See "Executive Officer
Compensation -- Employment Agreements." The compensation of the other executive officers, except for the Chief Executive Officer who received $52.00 in fiscal 2000, is reviewed annually by the Committee and increased on the basis of performance, Pixar's financial results for the previous year and competitive conditions.

     Long-Term Incentive Compensation is provided through grants of stock options pursuant to Pixar's 1995 Stock Plan. Ownership of Pixar's Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Pixar are eligible to participate in the 1995 Stock Plan. The 1995 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Pixar's Chief Executive Officer received $52.00 in compensation for his services in fiscal 2000.

                                          THE BOARD OF DIRECTORS

                                          Steve Jobs
                                          Edwin E. Catmull
                                          Jill E. Barad
                                          Skip M. Brittenham
                                          Joseph A. Graziano
                                          Lawrence B. Levy
                                          Joe Roth
                                          Larry W. Sonsini

                      PIXAR STOCK PRICE PERFORMANCE GRAPH

     The following graph compares Pixar's cumulative total shareholder return with those of the JP Morgan H&Q Technology Index, the Nasdaq Stock Market Index-U.S. and the Standard & Poor's Entertainment Index. The graph assumes that $100 was invested on November 29, 1995 (the date of Pixar's initial public offering) in (i) Pixar's Common Stock and (ii) the JP Morgan H&Q Technology Index, the Nasdaq Stock Market Index-U.S. and the Standard & Poor's Entertainment Index, including reinvestment of dividends. No dividends have been paid or declared on Pixar's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG PIXAR, THE NASDAQ STOCK MARKET (U.S.) INDEX,
       THE JP MORGAN H&Q TECHNOLOGY INDEX AND THE S&P ENTERTAINMENT INDEX

[PERFORMANCE GRAPH]

                                          PIXAR ANIMATION          NASDAQ STOCK          JP MORGAN H&Q               S&P
                                              STUDIOS             MARKET (U.S.)            TECHNOLOGY           ENTERTAINMENT
                                          ---------------         -------------          -------------          -------------
11/29/95                                          100                    100                    100                    100
12/95                                          131.25                  101.8                   93.4                 100.83
12/96                                           59.09                 125.24                 116.08                 102.37
12/97                                            98.3                 153.39                  136.1                 149.38
12/98                                          159.09                 216.26                 211.69                 202.38
12/99                                           160.8                 401.89                 472.77                  236.8
12/00                                          136.36                  241.7                 305.63                 202.13
6/01                                           185.45                 212.63                 238.25                 139.93

* $100 INVESTED ON 11/29/95 IN STOCK OR ON 10/31/95
 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

     Pixar knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Pixar may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

                                          THE BOARD OF DIRECTORS

Emeryville, California
August 22, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                                     PIXAR

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Pixar (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to outline to the Board improvements made, or to be made, in internal accounting controls;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - reviewing fee arrangements with the independent auditors;

     - reviewing the independent auditors' proposed audit scope, approach and independence;

     - reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
       Schedule 14A;

     - reviewing the Audit Committee's own structure, processes and membership requirements;

     - reviewing on a continuing basis the adequacy of the Company's system of internal controls;

     - conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     - reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     - reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company's financial statements;

     - providing oversight and review of the Company's investment policies;

     - if necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     - reviewing related party transactions for potential conflicts of interest; and

     - performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

     The Audit committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Audit Committee by vote at any such meeting or by unanimous written consent of the members thereof, and that unless and until any such procedures are formally adopted by the Audit Committee, the procedures with respect to calling, noticing and holding meetings of the Audit Committee and conducting business of the Audit Committee shall be the same as those provided in the Bylaws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board of Directors.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board in written form from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      APPENDIX B

                                      PIXAR

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 22, 2001, and hereby appoints Steve Jobs and Ann Mather, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Annual Meeting of Shareholders of PIXAR to be held on September 14, 2001 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

 SEE REVERSE SIDE                                               SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

           /X/    Please mark votes as in this example

  A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.  Election of eight Directors.

    Nominees:  (1) Steve Jobs, (2) Edwin E. Catmull,  (3) Jill E. Barad,
               (4) Skip M.  Brittenham,  (5) Joseph A. Graziano,
               (6) Lawrence B. Levy, (7) Joe Roth and (8) Larry W. Sonsini.

    / /  FOR ALL NOMINEES                       / /   WITHHELD FROM ALL NOMINEES

    / /
        --------------------------------------
        For all nominees except as noted above

                                                                                  FOR             AGAINST          ABSTAIN
2.   Proposal to approve an amendment to Pixar's 1995 Stock Plan increasing the
     number of shares reserved for issuance thereunder from by 750,000 shares.   / /               / /               / /

3.   Proposal to ratify the appointment of KPMG LLP as Pixar's independent      / /               / /               / /
     auditors for the fiscal year ending December 29, 2001.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

     We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please mark the box at right when you return your proxy. / /

     Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their titles.

Signature: _________________ Date: ________            Signature: _________________ Date: ________

                                                                      APPENDIX C

                              PIXAR 1995 STOCK PLAN

                         (as amended September 8, 2000)

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.

     2.   Definitions. As used herein, the following definitions shall apply:

          a. "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          b.   "Board" means the Board of Directors of the Company.

          c.   "Code" means the Internal Revenue Code of 1986, as amended.

          d. "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

          e.   "Common Stock" means the Common Stock of the Company.

          f.   "Company" means PIXAR, a California corporation.

          g. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services. The term Consultant shall not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

          h. "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          i. "Director" means a member of the Board of Directors of the Company.

          j. "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          k. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          l. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               i. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               ii. If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

               iii. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          m. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          n. "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.


          o. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          p.   "Option" means a stock option granted pursuant to the Plan.

          q. "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

          r. "Optionee" means an Employee or Consultant who receives an Option or Stock Purchase Right.

          s. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          t.   "Plan" means this 1995 Stock Plan.

          u. "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

          v. "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

          w. "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

          x. "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


     3. Stock Subject to the Plan. Subject to Section 12, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 21,891,1661 Shares provided, however, that beginning January 1, 1998, the number of Shares shall be increased each January 1 by three percent (3%) of the total issued and outstanding Shares on such date. In no event, except as subject to Section 12, shall more than 16,350,000 Shares be issued upon the exercise of Incentive Stock Options under the Plan.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   Administration of the Plan.

          a.   Procedure.

               i. Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors and Officers, and Employees and Consultants who are neither Directors nor Officers.

               ii. Administration With Respect to Directors and Officers. With respect to grants of Options and Stock Purchase Rights to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

               iii. Administration With Respect to Other Employees and Consultants . With respect to grants of Options and Stock Purchase Rights to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the Code, and

-------
     1 Such number reflects the automatic increases of (1) 1,272,321 shares on January 1, 1998, (2) 1,360,073 Shares on January 1, 1999 and (3) 1,408,772
shares on January 1, 2000.

of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          b. Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

               i. to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

               ii. to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

               iii. to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

               iv. to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               v.   to approve forms of agreement for use under the Plan;

               vi. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               vii. to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               viii. to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               x. to modify or amend each Option or Stock Purchase Right (subject to Section 14 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               xi. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               xii. to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

               xiii. to make all other determinations deemed necessary or advisable for administering the Plan.

          c. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or Stock Purchase Rights.

     5.   Eligibility.

          a. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if otherwise eligible, be granted additional Options or Stock Purchase Rights.

          b. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds the limit imposed by Section 422(d) of the Code or any successor thereto, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          c. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

          d. Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

               i. No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 3,000,000 Shares.

               ii. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

               iii. If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option shall be counted against the limit set forth in Section 5(d)(i). For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 14 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

          a. The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               i.   In the case of an Incentive Stock Option

                    (1) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (2) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

     The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.


          a. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An   Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 hereof.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          b. Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          c. Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her "Disability," as such term is defined in Section 22(c)(3) of the Code, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          d. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          e. Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          f. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Stock Purchase Rights.

          a. Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator makes the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

          b. Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.


          c. Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

          d. Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

          e. Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12.  Adjustments Upon Changes in Capitalization or Merger.

          a. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.


     b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action.


     c. Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

          a. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          b. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted, and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.